THE ISSUANCE AND SALE OF THE SECURITIES EVIDENCED BY THIS LOAN AGREEMENT AND PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $300,000.00 **Issue Date: August 2, 2012**
Note Purchase Price: $290,000.00 **EN-__**
Stock/Warrant Purchase Price: $10,000.00

<u>LOAN AGREEMENT AND SECURED PROMISSORY NOTE</u>

This LOAN AGREEMENT AND SECURED PROMISSORY NOTE (this "**Note**") is made between Eos Petro, Inc., a Delaware corporation ("**Borrower**") whose office is located 2049 Century Park East, Suite 3670, Los Angeles, CA 90067 and 1975 Babcock, LLC, a limited liability company ("**Holder**"), whose office is located at 4040 Broadway, Suite 525, San Antonio, TX 78209. The parties agree as follows:

1. Loan; Principal; Collateral; Lease; Stock; Agreement to Repay.

(a) Borrower has requested Holder to make a loan (the "**Loan**") to Borrower in the principal sum of up to of Three Hundred Thousand and 00/100 Dollars ($300,000.00). The Loan shall be funded on or before August 3, 2012.

(b) Borrower has agreed to secure repayment of the Loan by granting to the Company a security interest in and to certain oil and gas property rights that are held by Borrower (the "**Collateral**") pursuant to Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing (the "**Assignment**") dated concurrently herewith. Capitalized terms used but not otherwise defined in this Note shall have the meanings, if any, ascribed thereto in the Assignment.

(c) Borrower has agreed to lease from Holder and Holder has agreed to lease to Borrower for a _____-month term certain real property located at 1975 Babcock Road, San Antonio, TX for gross rent of Two Dollars ($2.00) per rentable square foot ("**RSF**") (estimated to be Seventy Five Hundred RSF or Seventy Five Hundred and 00/100 Dollars ($7,500.00) per month) pursuant to Lease Agreement (the "**Lease**") dated concurrently herewith.

(d) Borrower agrees to sell to Holder for an aggregate of Ten Thousand and 00/100 Dollars ($10,000.00) and Holder agrees to purchase from Borrower for an aggregate of Ten Thousand and 00/100 Dollars ($10,000.00) (the "**Stock**") (i) 50,000 shares of common stock of Borrower and (ii) warrants to purchase 50,000 shares of common stock of Borrower, with a three-year term and a strike price at $2.50 per share (the "**Warrants**"). The Stock and the Warrants shall be sold and purchased in two tranches, each tranche consisting of one-half of the Stock and one-half of the Warrants, for the respective purchase prices of Five Thousand and 00/100 Dollars ($5,000.00).

(e) Borrower hereby promises to pay to the order of Holder, at Holder's Office or at such other place as Holder may from time to time designate in writing, (i) the principal sum of the Loan, or so much thereof as shall from time to time be unpaid hereunder, together with accrued interest from the date hereof on the unpaid principal at the rate per annum provided below and (ii) the amounts payable under the Lease (together, the "**Obligation**"). As used herein, the term "**Holder**" shall mean the initial holder named above and any subsequent holder of this Note, whichever is applicable from time to time.

ARTICLE I

GENERAL PROVISIONS

1.1 Maturity Date. The maturity date of the Loan is December 1, 2012 (the "**Maturity Date**").

1.2 Interest Rate. Interest payable on this outstanding principal amount due under Note shall accrue at the annual rate of five percent (5.0%) and be payable on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

1.3 Payment Grace Period. The Borrower shall have a grace period of 20 days to pay any monetary amounts due under this Note.

1.4 Prepayment. This Note may be prepaid by the Borrower in whole or in part, at any time, subject to the guaranteed interest.

1.5 Security. The Obligation shall be secured by the Assignment.

1.6 Perfection. Within five business days of the funding of the Loan, Borrower shall cause the Assignment to be recorded in the real estate records in the location where the underlying real property is located. Borrower shall also (i) file and record such collateral assignments, financing statements and other documents in such offices as shall be necessary or appropriate to perfect and establish the priority of the liens granted by the Assignment (the "**Collateral**") and (ii) take all such other actions as Holder shall determine to be necessary or appropriate to perfect and establish the priority of the liens granted by the Assignment. Holder shall cooperate (at Borrower's expense) with Borrower in all such actions and activities, including by signing and delivering any documents reasonably requested by Borrower to perfect and establish the priority of the liens granted by the Assignment.

1.7 Attorney in Fact.

(a) Borrower hereby appoints Holder the attorney in fact of Borrower for the purpose of carrying out the provisions of this Note and the Assignment and taking any action and executing any instruments which Holder may deem necessary or advisable to accomplish the purposes of this Note and the Assignment, to preserve the validity, perfection and priority of the liens granted by the Assignment and, following any default, to exercise its rights, remedies, powers and privileges under this Note and the Assignment. This appointment as attorney in fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Holder shall be entitled under this Note and the Assignment upon the occurrence and continuation of any Event of Default (i) to make, sign, file and record any security instruments, (ii) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (iii) to receive,

endorse and collect any instruments or other drafts, instruments, documents and chattel paper in connection with clause (ii) above (including any draft or check representing the proceeds of insurance or the return of unearned premiums); (iv) to file any claims or take any action or proceeding that Holder may deem necessary or advisable for the collection of all or any part of the Collateral, including the collection of any compensation due and to become due under any contract or agreement with respect to all or any part of the Collateral; and (v) to execute, in connection with any sale or disposition of the Collateral, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral.

(b) Without limiting the rights and powers of Holder under Section 1.7(a), Borrower hereby appoints Holder as its attorney in fact, effective date hereof and terminating upon the satisfaction in full of the Obligation, for the purpose of (i) preparing, executing on behalf of Borrower, filing, and recording collateral assignment and financing statement documents with appropriate state and county agencies to perfect and enforce the liens granted by the Assignment, (ii) filing such applications with such state agencies and (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, Borrower as Holder may deem necessary or advisable to accomplish the purposes of this Note and the Assignment (including the purpose of creating in favor of Holder a perfected lien on the property and exercising the rights and remedies of Holder hereunder). This appointment as attorney in fact is irrevocable and coupled with an interest.

ARTICLE II

EVENT OF DEFAULT

The occurrence of any of the following events of default (**"Event of Default"**) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

2.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal, interest or other sum due under this Note when due, including any applicable grace period.

2.2 Failure to Pay Under Lease. The Borrower fails to pay any installment of principal, interest or other sum due under the Lease when due, including any applicable grace period.

2.3 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of the Lease or this Note in any material respect and such breach, if subject to cure, continues for a period of five (5) business days after written notice to the Borrower from the Holder.

2.4 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Lease, in the Assignment, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect as of the date made.

2.5 Liquidation. Any dissolution, liquidation or winding up of Borrower or any substantial portion of its business.

2.6 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due.

2.7 Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

2.8 Receiver or Trustee. The Borrower or any material subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

2.9 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $100,000, unless stayed vacated or satisfied within thirty (30) days.

2.10 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower.

2.11 Delisting. Following consummation of the reorganization of Borrower in which it becomes the subsidiary of a public holding company (the "**Reorganization**"), delisting of the parent common stock from any principal market on which it is listed or quoted, failure to comply with the requirements for continued listing on a principal market for a period of five (5) consecutive trading days, or notification from a principal market that the Borrower is not in compliance with the conditions for such continued listing on such principal market.

2.12 Non-Payment. A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $250,000 for more than twenty (20) days after the due date, unless the Borrower is contesting the validity of such obligation in good faith.

2.13 Stop Trade. Following consummation of the Reorganization, a U.S. Securities and Exchange Commission (the "**SEC**") or judicial stop order or trading suspension that lasts for five or more consecutive trading days.

2.14 Failure to Deliver Common Stock or Warrants. Borrower's failure to timely deliver certificates representing the Stock or Warrants within ten (10) business days of the funding of the Loan.

2.15 Reservation Default. Failure by the Borrower to have reserved for issuance the number of shares of common stock issuable upon exercise of the Warrants.

2.16 Financial Statement Restatement. Following consummation of the Reorganization, the restatement of any financial statements filed by the parent company with the SEC for any date or period from two years prior to the closing date of the Reorganization and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a material adverse effect on the business, operations or financial condition of the parent company.

2.17 Executive Officers Breach of Duties. Any of Borrower's named executive officers or directors is convicted of a criminal violation of securities laws, or a settlement in excess of $250,000 is reached by any such officer or director relating to a violation of securities laws, breach of fiduciary duties or self-dealing.

ARTICLE III

CERTAIN COVENANTS

3.1 Corporate Existence. From the funding of the Loan and for so long as this Note is outstanding, the Borrower shall, and shall cause each of its material subsidiaries to (i) conduct its operations in the ordinary course of business consistent with past practice, (ii) maintain its corporate existence and (iii) maintain and protect all material intellectual property used and useful in the business of the Borrower and its material subsidiaries.

3.2 Filing Status. Following consummation of the Reorganization and for so long as the Note is outstanding, the parent company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Parent shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

3.3 SEC Filings. Following consummation of the Reorganization and for so long as the Note is outstanding, (i) the parent company shall timely file with the SEC, within the time periods specified in the SEC's rules and regulations, all quarterly and annual financial information required to be filed with the SEC on Forms 10-Q and 10-K, all current reports required to be filed with the SEC on Form 8-K and any other information required to be filed with the SEC; (ii) the parent company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination and (iii) the parent company shall deliver (A) copies of all such filings with the SEC to the Holder within one (1) day after the filing thereof with the SEC, unless the foregoing are filed with the SEC through EDGAR and are immediately available to the public through EDGAR and (B) facsimile copies of all press releases issued by the parent company or any of its subsidiaries on the same day as the release thereof, except to the extent any such release is available through Bloomberg Financial Markets (or any successor thereto) contemporaneously with such issuance.

3.4 Listing. The Borrower shall cause the parent company to use its reasonable best efforts to take all actions necessary to remain eligible for quotation of its securities on the OTC Bulletin Board and to cause the common stock of the parent company to be quoted thereon, unless listed on another nationally recognized stock exchange, interdealer quotation system or market. The Company shall cause the parent company shall promptly secure the listing of all of the common stock the parent company issuable upon exchange or exercise of the Stock and Warrants upon each national stock exchange, interdealer quotation system or market, if any, upon which shares of common stock the parent company are then listed and shall maintain, so long as any other shares of such stock shall be so listed, such listing of all shares of common stock the parent company from time to time issuable upon exchange of the Stock or Warrants. None of the parent company, the Borrower or any of their subsidiaries shall take any action which would be reasonably expected to result in the suspension or termination of trading of common stock the parent company on the Principal Market. The Borrower shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.4.

ARTICLE IV

MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver; Borrower Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver

thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available. Moreover, Borrower waives presentment for payment, protest and notice of protest and nonpayment of this Note.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: 2049 Century Park East, Suite 3670, Los Angeles, Texas 90067, Attention: Nikolas Konstant, facsimile number +1 (310) 552-1556, and (ii) if to the Holder, to the name, address and facsimile number set forth on the front page of this Note.

4.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Borrower may not assign its obligations under this Note except in connection with the Reorganization.

4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

4.6 Governing Law. This Note is payable at the offices of Holder in Texas and shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of Texas or in the federal courts located in Texas, County of San Antonio. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder.

4.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law, including where no maximum rate is prescribed. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law including all valid applicable exceptions, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

4.8 Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of California, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

4.9 Redemption. This Note may not be redeemed or called without the consent of the Holder except as described in this Note.

IN WITNESS WHEREOF, the parties have caused this Loan Agreement and Secured Promissory Note to be signed in their respective name by a duly authorized officer as of the _2__ day of August, 2012.

"Maker"
Eos Petro, Inc.

By: ______________________
Name: Nikolas Konstant
Title: Chairman of the Board

Nikolas Konstant

By: ______________________
Name: Nikolas Konstant an individual

"Holder"
1975 Babcock, LLC

By: ______________________
Name: John Roberts
Title: Manager